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                                                                    Exhibit 23.8



            CONSENT OF INDIVIDUAL NAMED AS ABOUT TO BECOME A DIRECTOR



     The undersigned consents to the naming of the same as a person that will become a director of Unitrode Corporation if elected and all references to the undersigned in Unitrode's Registration Statement on Form S-4.



Dated: May 27, 1998

                                             /s/ William W.R. Elder
                                             ----------------------------------
                                             William W.R. Elder